EXHIBIT 99.1
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     Spectra Site
Getting Networks on Air


CONTACT:  Investor Relations Department
          919-466-5492
          investorrelations@spectrasite.com


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              SPECTRASITE NAMES MARK SLAVEN CHIEF FINANCIAL OFFICER
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CARY, NC, NOVEMBER 1, 2004 - SpectraSite, Inc. (NYSE: SSI), one of the largest wireless tower operators in the United States, announced today that, effective immediately, Mark A. Slaven will serve as the Company's Chief Financial Officer.

During his twenty-five year career, Mr. Slaven has served in numerous executive, financial and operating roles, including serving as 3Com Corporation's Chief Financial Officer from June, 2002, until August, 2004. Prior to serving as 3Com Corporation's Chief Financial Officer, Mr. Slaven served as its Vice President of Treasury, Tax, Trade and Investor Relations and, prior to that, its Vice President and Treasurer. Prior to U.S. Robotics' acquisition by 3Com Corporation in 1997, Mr. Slaven served as Vice President, Finance for its manufacturing division. Before joining U.S. Robotics, Mr. Slaven was Chief Financial Officer of the personal printer division at Lexmark International, Inc. Prior to that, Mr. Slaven served as Chief Financial Officer for various other divisions of Lexmark.

Commenting on Mr. Slaven's appointment, Stephen H. Clark, President and CEO of SpectraSite stated, "I am delighted to announce that Mark has joined the SpectraSite team. I believe his depth of experience in strategy and operations, coupled with his financial acumen, make him an excellent choice to serve as SpectraSite's Chief Financial Officer."

Clark continued, "I also would like to express my sincere appreciation to Gabriela Gonzalez and Steven Lilly, who, for the last three months, have served as SpectraSite's interim Co-Chief Financial Officers. Their ability to step forward during this period enabled the Company to continue executing its financial strategy as is evidenced by the proposed $900 million senior credit facility that was recently announced as well as our recent upgrades from both Moody's and Standard & Poors. Adding Mark to what is already a very talented financial team will further strengthen SpectraSite from a senior management perspective as we continue to focus on maximizing the performance of our tower assets, optimizing our capital structure, and creating shareholder value."

ABOUT SPECTRASITE, INC.

SpectraSite, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. At June 30, 2004, SpectraSite owned or operated approximately 10,000 revenue producing sites, including 7,604 towers and in-building sites primarily in the top 100 markets in the United States. SpectraSite's customers are leading wireless communications providers, including AT&T Wireless, Cingular, Nextel, Sprint PCS, T-Mobile and Verizon Wireless.


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SAFE HARBOR

This press release and oral statements made from time to time by representatives of the Company may contain "forward-looking statements" concerning the Company's financial outlook, future expectations, financial and operating projections, plans and strategies, its share repurchase program and the trading markets for its securities. These forward-looking statements are subject to a number of risks and uncertainties. The Company wishes to caution readers that certain factors may impact the Company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Such factors include, but are not limited to (i) the Company's substantial capital requirements and debt, (ii) market conditions, (iii) the Company's dependence on demand for wireless communications and related infrastructure, (iv) competition in the communications tower industry, including the impact of technological developments, (v) consolidation in the wireless industry, (vi) future regulatory actions, (vii) conditions in its operating areas and (viii) management's estimates and assumptions included in the Company's 2004 Outlook. These and other important factors are described in more detail in the "Risk Factors" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's SEC filings and public announcements. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.


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